EXHIBIT (99)(A)
FORM 11-K
FOR ANNUAL REPORTS OF EMPLOYEE STOCK
PURCHASE, SAVINGS AND SIMILAR PLANS
PURSUANT TO SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Mark One)
[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended				 December 31, 2000
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OR

[   ]   TRANSITION  REPORT  PURSUANT  TO  SECTION
15(d)  OF  THE SECURITIES
	EXCHANGE ACT OF 1934
For the transition period from		           to
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Commission file number				  0-14697
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			A.		Full  title  of the plan and the
address  of  the
			plan, if different from that of the issuer
named below:
HARLEYSVILLE GROUP INC.
EMPLOYEE STOCK PURCHASE PLAN
			B.		Name of issuer of the securities held
pursuant to
the  plan  and  the address of its
principal  executive office:
							Harleysville Group Inc.

					355 Maple
Avenue Harleysville,
Pennsylvania  19438-2297
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	HARLEYSVILLE GROUP
INC. EMPLOYEE STOCK
PURCHASE PLAN

											FORM 11-K
								DECEMBER 31, 2000
Financial Statements
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P
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e

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	Independent Auditors' Report	 3

	Statements of Financial Condition
				as of December 31, 2000 and
								1999    4 Statements of Income and Changes in

Plan Equity for each of the years
in the three-year period ended
December 31, 2000			5
	Notes to Financial Statements		6
	Schedules -


	Schedules I, II and III have been

	omitted because they are not

	required,  are not applicable,
				or
the required information is

	shown  in  the financial statements
							or    notes thereto.
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INDEPENDENT AUDITORS' REPORT
The Administrative Committee
Harleysville Group Inc.
 Employee Stock Purchase Plan:
We	have   audited  the  accompanying  statements
	of  financial
condition of Harleysville Group Inc. Employee Stock
Purchase Plan as  of December 31, 2000 and 1999, and
the related statements  of income  and changes in
plan equity for each of the years  in  the three-year
period  ended  December 31,  2000.   These  financial
statements are the responsibility of the Plan's
management.	Our
responsibility  is  to  express an  opinion  on
these  financial statements based on our audits.
We  conducted  our  audits in accordance with
auditing  standards generally  accepted  in  the
United  States  of  America.   Those standards
require that we plan and perform the audit  to
obtain reasonable  assurance about whether the
financial statements  are free of material
misstatement.  An audit includes examining, on a test
basis,  evidence supporting the amounts and
disclosures  in the  financial statements.  An audit
also includes assessing  the accounting  principles
used and significant  estimates  made  by management,
as well as evaluating the overall financial statement
presentation.   We believe that our audits provide		a
reasonable
basis for our opinion.
In  our  opinion,  the  financial statements
referred  to  above present fairly, in all material
respects, the financial condition of the Harleysville
Group Inc. Employee Stock Purchase Plan as of
December  31,  2000 and 1999, and the income and
changes  in  its plan  equity for each of the years
in the three-year period ended December  31,  2000,
in  conformity with  accounting  principles generally
accepted in the United States of America.
/s/KPMG LLP

Philadelphia, Pennsylvania
March 14, 2001
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	HARLEYSVILLE GROUP
INC. EMPLOYEE STOCK
PURCHASE PLAN
				STATEMENTS OF FINANCIAL
CONDITION
	AS OF DECEMBER 31,

									------------
------------
		2000
1999 -------
-        ---
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Assets
------
Receivable from affiliate			$803,066
$931,899
									========
========
Plan Equity
-----------
Net assets available for
	plan participants			$803,066
$931,899
									========
========
See accompanying notes to financial
statements.
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						HARLEYSVILLE GROUP INC.

EMPLOYEE STOCK PURCHASE PLAN
STATEMENTS OF INCOME AND CHANGES IN PLAN EQUITY

			YEARS ENDED DECEMBER
31, ----------------------
---------------
2000		    1999
1998
							-----------   -----------
-----------
Contributions - Employees $ 1,751,002   $ 2,130,399
$ 1,942,663
Purchase and distribution

	of Harleysville Group
		Inc. stock to employees						  (1,784,602)
(2,037,367)
(1,616,818)
Employee withdrawals
	and terminations			(95,233)     (107,693)
(56,007)
							-----------   ----------- ----
-------
Net increase (decrease)	   (128,833)      (14,661)
269,838


Plan equity beginning
	of year				    931,899       946,560
676,722
					-----------   ----------- --
---------
Plan equity end of year	$   803,066   $   931,899
$   946,560
					===========   ===========
===========

See accompanying notes to financial statements.
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				HARLEYSVILLE GROUP INC.

EMPLOYEE STOCK PURCHASE PLAN
NOTES TO FINANCIAL STATEMENTS
1.   Summary of Significant Accounting Policies
The accounts of the plan are maintained on the
accrual basis. The receivable  from affiliate
represents the biweekly  contributions from
employees  which are made in the form  of  regular
payroll deductions  and are recorded by the plan
after each biweekly  pay period.
2.   DESCRIPTION OF THE PLAN
All  regular full-time employees and regular part-
time  employees who work at least twenty hours a week
are eligible to participate in the plan.
Eligible employees must authorize a payroll deduction
equal to no more  than  15  percent of their base pay
during  the  enrollment periods  to participate in
the plan.  The enrollment periods  are the  1st
through 14th day of January and July of each plan
year. Once  enrolled, an eligible employee will
continue to participate in  the  plan for each
succeeding subscription period  until  the employee
terminates participation or ceases to  be  an
eligible employee.
Each subscription period will run from January 15
through July 14 or  from  July 15 through January 14.
At the close of  each  pay period,  the  amount to be
deducted from each participant's  base pay  will be
credited to such participant's plan account.  On the
last day of each subscription period, the amount
credited to each participant's  plan account will be
divided by  the  subscription price  for that
subscription period and the participant's account
will  be  credited  with the number of the whole  and
fractional shares which results.  Participants may
request such shares to be issued in certificate form.
If  a participant desires to change the rate of
contribution  the participant may do so effective for
the next subscription  period by  filing  a  new
subscription agreement during  the  applicable
enrollment period.  At any time, a participant may
withdraw  from the  plan  and  receive  cash for the
amount  deducted  from  the participant's base pay
during that subscription period by  giving
written  notice  to the Company.  Separation from
employment  for any  reason  including death,
disability or retirement  shall  be treated as an
automatic withdrawal from the plan.
At  December  31, 2000 there were 680 participants in
the  plan. Harleysville Group Inc. has borne all
costs of administering  the plan.
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				HARLEYSVILLE GROUP INC.

	EMPLOYEE STOCK
PURCHASE PLAN
NOTES TO
FINANCIAL
STATEMENTS
(Continu
ed)
3.	INVESTMENT

The  contributions credited to the participant's
account are used to  purchase shares of Harleysville
Group Inc. common stock at  a specified  subscription
price.  The subscription price  for  each share  of
common stock shall be the lesser of 85 percent  of
the fair  market value of such shares on the last
trading day  before the  first  day of the
subscription period or 85 percent  of  the fair
market  value  of  such  share  on  the  last  day
of  the subscription period.  The fair market value
of a share  shall  be the  closing  price  as
reported on the NASDAQ  National  Market System on
the applicable date.  The total number of shares to
be made available under the plan is 1,000,000 shares
of common stock of the Company.
4.	TAX STATUS
The  plan is intended to qualify under the provisions
of  Section 423 of the Internal Revenue Code.  No
income will be realized for federal income tax
purposes by a participant upon the purchase of shares
under the plan.  Tax consequences to the Company  and
to plan  participants upon disposition of shares
under the plan vary depending  on  the length of time
held and fair market  value  at time of disposition.
5.	PLAN TERMINATION
The plan will be in effect until the earlier of July
31, 2005  or the date on which plan participants have
subscribed for the total number  of  shares
available for purchase under  the  plan.	At
December  31, 2000, there are approximately 323,680
shares  that remain  available  for  issuance  under
the  plan.   During  the effective duration of the
plan, there will be twenty subscription periods.
6.	SUBSEQUENT EVENT
On  January 12, 2001, 54,784 shares of stock were
purchased at  a subscription  price  of $15.51 per
share on behalf  of  the  plan participants for the
subscription period ended January 12,	2001.
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SIGNATURE

Pursuant  to the requirements of the Securities
Exchange  Act  of 1934,  the  trustees (or other
persons who administer  the  plan) have  duly  caused
this  annual  report  to  be  signed  by  the
undersigned hereunto duly authorized.
			HARLEYSVILLE GROUP
INC.
			EMPLOYEE STOCK
PURCHASE PLAN
Date: March 27, 2001          By:  /s/ BRUCE J. MAGEE
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Bruce J. Magee,
Member,
Administrative
Committee for
Harleysville Group
Inc. Employee
Stock Purchase
Plan
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